EXHIBIT 99.4

CERTEGY INC.

OFFER TO EXCHANGE

Its
4.75% Notes due 2008
Which Have Been Registered Under the Securities Act of 1933
for Any and All of Its Outstanding
4.75% Notes due 2008

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                         , 200      , UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

      Enclosed for your consideration are the Prospectus dated           ,      (as the same may be amended and supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which together with the Prospectus constitute the “Exchange Offer”), in connection with the offer by Certegy Inc., a Georgia corporation (the “Company”), to exchange the Company’s 4.75% Notes due 2008 (the “New Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of the Company’s outstanding 4.75% Notes due 2008 (the “Old Notes”), upon the terms and subject to the conditions set forth in the Exchange Offer.

      We are holding Old Notes for your account. An exchange of the Old Notes can be made only by us and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to exchange the Old Notes held by us for your account.

      We request information as to whether you wish us to exchange any or all of the Old Notes held by us for your account upon the terms and subject to the conditions of the Exchange Offer. We urge you to read carefully the Prospectus and the Letter of Transmittal and other material provided herewith before instructing us to tender you Old Notes. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

      Your attention is directed to the following:

      1. The forms and terms of the New Notes are the same in all material respects as the forms and terms of the Old Notes (which they replace), except that the New Notes have been registered under the Securities Act. Interest on the New Notes will accrue from the most recent March 15 or September 15 on which interest was paid or provided for on the Old Notes.

      2. Based on an interpretation by the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the “SEC”), as set forth in certain interpretive letters addressed to third parties in other transactions, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder which is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act or a “broker” or “dealer” registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder’s business and such holder is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate, in the distribution of such New Notes. See “Shearman & Sterling,” SEC No-Action Letter (available July 2, 1993), “Mary Kay Cosmetics, Inc.,” SEC No-Action Letter (available June 5, 1991) “Morgan Stanley & Co., Inc.,” SEC No-Action Letter (available June 5, 1991), and “Exxon Capital Holdings Corporation,” SEC No-Action Letter (available May 13, 1988).

      3. The Exchange Offer is not conditioned on any minimum aggregate principal amount of Old Notes being tendered. The New Notes will be exchanged for the Old Notes at the rate of $1,000 principal amount of New Notes for $1,000 principal amount of Old Notes.

      4. Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange any New Notes for, any Old Notes and may terminate the Exchange Offer (whether or not any Old Notes have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the conditions described in the Prospectus under “The Exchange Offer — Conditions to the Exchange Offer” have occurred or exist or have not been satisfied.

      5. Tendered Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, if such Old Notes have not previously been accepted for exchange pursuant to the Exchange Offer.

      6. Any transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

      If you wish to have us tender any or all of your Old Notes, please so instruct us by completing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions is enclosed. If you authorize a tender of your Old Notes, the entire principal amount of Old Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

      The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Old Notes in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable securities law.

Very truly yours,

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CERTEGY INC.

OFFER TO EXCHANGE

Its
4.75% Notes due 2008
Which Have Been Registered Under the Securities Act of 1933
for Any and All of Its Outstanding
4.75% Notes due 2008

Instructions from Beneficial Owner

      The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal in connection with the offer by the Company to exchange New Notes for Old Notes.

      This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

      The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in the amount):

      $                              of the Old Notes.

      With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

      [                              ] To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

      $                              of the Old Notes.

      [                              ] NOT to TENDER any Old Notes held by you for the account of the undersigned.

      If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized:

•	To make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including but not limited to the representations that:

•	any New Notes acquired in exchange for Old Notes tendered hereby are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not the undersigned is such person,

•	neither the undersigned nor any such other person is engaging in or intends to engage in a distribution of the New Notes,

•	neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes,

•	neither the Holder nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company,

•	if the undersigned is a broker-dealer, such person has acquired the Old Notes as a result of market-making activities or other trading activities,

•	if the undersigned or the person receiving the New Notes is a broker-dealer that is receiving New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, the undersigned acknowledges that it or such other person will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that the undersigned or such other person is an “underwriter” within the meaning of the Securities Act.

•	The undersigned acknowledges that if the undersigned is participating in the Exchange Offer for the purpose of distributing the New Notes (i) the undersigned cannot rely on the position of the staff of the SEC in certain no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes, in which case the registration statement must contain the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC, and (ii) failure to comply with such requirements in such instance could result in the undersigned incurring liability under the Securities Act for which the undersigned is not indemnified by the Company.

•	If the undersigned or the person receiving the New Notes is an “affiliate” (as defined in Rule 405 under the Securities Act), the undersigned represents to the Company that the undersigned understands and acknowledges that the New Notes may not be offered for resale, resold or otherwise transferred by the undersigned or such other person without registration under the Securities Act or an exemption therefrom.

•	to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

•	to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Old Notes.

SIGN HERE

Name of Beneficial Owner(s):

Signature(s):

Name(s) (please print):

Address:

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

Dated:

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